                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for use of the
[X] Definitive proxy statement                  Commission only (as permitted by
[ ] Definitive additional materials             Rule 14a-6(e)2)
[ ] Soliciting material under Rule 14a-12

                          MISSION RESOURCES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
    5) Total fee paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    1) Amount Previously Paid:

       -------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
    3) Filing Party:

       -------------------------------------------------------------------------
    4) Date Filed:

       -------------------------------------------------------------------------

                          MISSION RESOURCES CORPORATION
                          1331 Lamar Street, Suite 1455
                            Houston, Texas 77010-3039
                                 (713) 495-3000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 2002

To the Stockholders of Mission Resources Corporation:

         You are cordially invited to attend the Annual Meeting of stockholders of Mission Resources Corporation which will be held at the Four Seasons Hotel, 1300 Lamar, Houston, Texas 77010 at 10:00 a.m., Houston time, on May 21, 2002, for the following purposes:

         1. To elect the nominees to the Board of Directors to serve until their successors are duly elected and qualified.

         2. To transact such other business incident to the conduct of the meeting as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on April 9, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Each share of Common Stock is entitled to one vote per share. A complete list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose relevant to the Annual Meeting during normal business hours for a period of ten days prior to the Annual Meeting, at the principal offices of Mission located at 1331 Lamar Street, Suite 1455, Houston, Texas 77010-3039. Such list will also be available at the Annual Meeting and may be inspected by any stockholder who is present for any purpose relevant to the Annual Meeting. The proxy materials are being sent to stockholders on April 18, 2002.

         Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly.

                                                    Sincerely,

                                                    /s/ DOUGLAS G. MANNER

                                                    Douglas G. Manner
                                                    Chief Executive Officer

Houston, Texas
April 18, 2002



                             YOUR VOTE IS IMPORTANT

         TO ENSURE REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING
       POSTAGE-PAID ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                TABLE OF CONTENTS




INTRODUCTION.................................................................1
   Voting and Record Dates...................................................1
   Proxies...................................................................1
   Independent Public Accountants............................................2
BENEFICIAL OWNERSHIP OF SECURITIES...........................................3
   Security Ownership of Certain Beneficial Owners and Management............3
PROPOSAL.....................................................................6
   Nominees..................................................................6
   Directors and Executive Officers..........................................6
EXECUTIVE COMPENSATION......................................................10
   Summary Compensation Table...............................................10
   Executive Employment Contracts...........................................11
   Option Grants in Last Year...............................................12
   Aggregated Option Exercises in Last Year and Year End Option Values......13
   Long-Term Incentive Plan Awards in Last Year.............................13
   1994 Plan................................................................13
   1996 Plan................................................................13
INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS..............14
   Compensation of Directors................................................14
   Report Of The Compensation Committee On Executive Compensation...........14
   Compensation Committee Report............................................15
AUDIT COMMITTEE REPORT......................................................17
TRANSACTIONS WITH RELATED PERSONS...........................................18
RELATIONSHIP WITH TORCH AND AFFILIATES......................................18
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................19
PERFORMANCE GRAPH...........................................................20
STOCKHOLDER PROPOSALS.......................................................21
OTHER MATTERS...............................................................21

                                 PROXY STATEMENT

                                   ----------

                          MISSION RESOURCES CORPORATION
                          1331 Lamar Street, Suite 1455
                            Houston, Texas 77010-3039
                                 (713) 495-3000


                         Annual Meeting of Stockholders
                                  May 21, 2002

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Mission Resources Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 21, 2002 (the "Annual Meeting") at 10:00 a.m., Houston time, at the Four Seasons Hotel, Houston, Texas, and at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement.

         This Proxy Statement and the enclosed form of proxy are being mailed on or about April 18, 2002 to the stockholders of record as of April 9, 2002 (the "Record Date"). The Annual Report to stockholders for the year ended December 31, 2001 is also being mailed to stockholders contemporaneously with this Proxy Statement, although the Annual Report does not form a part of the materials for the solicitation of proxies.

VOTING AND RECORD DATES

         Only holders of record of shares of the Company Common Stock at the close of business on April 9, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 23,585,638 shares of the Company Common Stock, par value $.01 per share ("Common Stock") outstanding held by 1,549 holders of record.

         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding is necessary to constitute a quorum at the Annual Meeting. The election of directors requires the affirmative vote of the holders of a plurality of shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting.

PROXIES

         A proxy card will be sent to each holder of Common Stock on the Record Date. If you receive a proxy card, you may grant a proxy vote on the proposals by marking and signing your proxy card and returning it to the Company. All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies. Proxies that have been revoked properly and on time will not be counted. If no instructions are indicated on a properly executed returned proxy, that proxy will be voted "FOR" each nominee for the Board of Directors.

         Unless instructed by the beneficial owner of the shares, banks, brokers and other nominees who hold shares in street name will be entitled to vote the Common Stock in connection with the election of directors and will be counted for the purposes of determining whether there is a quorum present at the Annual Meeting. A properly executed proxy marked "ABSTAIN," although counted for the purposes of determining whether there is a quorum, will not be voted. Accordingly, abstentions and broker non-votes have no effect on determinations of a plurality except to the extent that they affect the total votes received by any particular nominee.

         The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than the matters described herein. If, however, other matters are properly brought before the Annual Meeting, or any adjournments or postponements, the persons appointed as proxies will have discretion to vote or act on those matters according to their judgment. Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

         You may revoke your proxy before it is voted by:

         o    submitting a new proxy with a later date;

         o notifying the Company's corporate secretary in writing before the Annual Meeting that you have revoked your proxy; or

         o voting in person, or notifying the Company's corporate secretary orally at the Annual Meeting of your wish to revoke your proxy.

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed KPMG LLP, independent public accountants, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2002. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

BENEFICIAL OWNERSHIP OF SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, certain information with respect to ownership of the Company's Common Stock as to (a) all persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock, (b) each director, (c) each nominee for director, (d) each of the executive officers named in the Summary Compensation Table, and (e) all executive officers and directors of the Company as a group. The information set forth in the following table is based on public filings made with the Securities and Exchange Commission (the "Commission") as of the Record Date and certain information supplied to the Company by the persons listed below. Unless otherwise indicated, all shares of Common Stock are owned directly and each owner has sole voting and investment power with respect to such shares.

                                                 AMOUNT OF       PERCENT OF
           NAME OF BENEFICIAL OWNER            COMMON STOCK       CLASS(a)
           ------------------------            ------------      ----------

5% Shareholders:
     EnCap Investments L.L.C.(b)                 1,507,200          6.4%
     Rho Management Partners, L.P.(c)            1,340,952          5.7%
     Ironwood Capital Management LLC(d)          1,255,000          5.3%
     Dimensional Fund Advisors(e)                1,200,000          5.1%

Directors and Executive Officers
     Douglas G. Manner(f)                          710,900          3.0%
     Jonathan M. Clarkson(g)                       423,771          1.8%
     Daniel P. Foley(h)                            104,000            *
     Joseph G. Nicknish(i)                         206,293            *
     Kent Williamson(j)                            350,000          1.5%
     Judy Ley Allen(k)                              30,000            *
     J.P. Bryan(l)                                 925,687          3.9%
     Tim J. Goff(m)                              1,727,892          7.3%
     D. Martin Phillips(n)                       1,527,200          6.5%
     Robert R. Rooney(o)                            20,000            *
Common Stock all directors and executive
officers own as a group(10 persons)(p)           6,025,743         25.5%

----------

*        Less than 1%

(a) As of April 9, 2002, there were 23,585,638 shares of Common Stock outstanding.

(b) Based on a Schedule 13D filed on May 23, 2001 by Encap Investments L.L.C. The address of EnCap Investments L.L.C. and each of the record holders described below ("Encap") is 1100 Louisiana, Suite 3150, Houston, Texas 77002. EnCap Investments L.L.C. is (i) the general partner of EnCap Energy Capital Fund III, L.P., EnCap Energy Capital Fund III-B, L.P., and EnCap Equity 1994 Limited Partnership, (ii) the manager of BOCP Energy Partners, L.P., and (iii) investment advisor to Energy Capital Investment Company, PLC. These entities hold of record the following number of shares of Common Stock: EnCap Investments: (a) EnCap Investments, as the sole general partner of EnCap III, is the beneficial owner of 501,351 shares of

         Common Stock; (b) EnCap Investments, as the sole general partner of EnCap III-B, is the beneficial owner of 379,172 shares of Common Stock;
         (c) EnCap Investments, as the sole general partner of EnCap LP, is the beneficial owner of 232,248 shares of Common Stock; (d) EnCap Investments, as an investment advisor to Energy PLC, is the beneficial owner of 394,429 shares of Common Stock (e) EnCap Investments, as an investment advisor to BOCP, is the beneficial owner of 122,675 shares of Common Stock. EnCap Investments is therefore the beneficial owner of an aggregate of 1,629,875 shares of Common Stock; EnCap Investments:
         (a) as the general partner of EnCap III, EnCap Investments shares the power to vote or direct the vote and to dispose or direct the disposition of 501,351 shares of Common Stock; (b) as the general partner of EnCap III-B, EnCap Investments shares the power to vote or direct the vote and to dispose or direct the disposition of 379,172 shares of Common Stock; (c) as the general partner of EnCap LP, EnCap Investments shares the power to vote or direct the vote and to dispose or direct the disposition of 232,248 shares of Common Stock; (d) by virtue of a Management Agreement, EnCap Investments shares the power to vote or direct the vote or dispose or direct the disposition of 122,675 shares of Common Stock owned by BOCP; (e) by virtue of an Investment Agreement, EnCap Investments shares the power to vote or direct the vote and to dispose or direct the disposition of 394,429 shares of Common Stock with Energy PLC. Each of El Paso Merchant Energy and El Paso Corporation may be deemed to be the beneficial owner of the shares of Common Stock owned or deemed owned by EnCap Investments (by virtue of being controlling persons of EnCap Investments). El Paso Merchant Energy and El Paso Corporation disclaim beneficial ownership of the shares of Common Stock owned or deemed owned by EnCap Investments.

(c) Based on a Schedule 13D/A filed on November 12, 1999, by Rho Management Partners, L.P. ("Rho"), Rho Management Trust III ("Trust III"), Rho Management Trust IV ("Trust IV"), Alpine Investment Partners ("Alpine"), XBF, Inc. ("XBF") and Joshua Ruch. With respect to these shares, Rho has sole voting and investment power over all shares, Trust III has sole voting and investment power over 225,000 shares, Trust IV has sole voting and investment power over 268,500 shares, Alpine has sole voting and investment power over 728,590 shares and Mr. Ruch has shared voting and investment power over all shares. The amount shown does not include 1,242 shares over which both Mr. Ruch and XBF, Inc. have sole voting and investment power and 25,000 shares held by Mr. Ruch individually. The address for all persons and entities described above, other than Rho, is c/o Rho Management Company, Inc., 152 West 57th Street, New York, 10019. Rho's address is 124 Dune Road, Quogue, New York 11959.

(d) Based on a Schedule 13G filed on February 14, 2002 by Ironwood Capital Management LLC ("Ironwood"), Warren J. Isabelle, Richard L. Droster and Donald Collins. With respect to these shares, Ironwood, Mr. Isabelle, Mr. Droster and Mr. Collins each have shared voting power over 875,020 shares and shared dispositive power over 1,252,120 shares. The address for Ironwood, Mr. Isabelle, Mr. Droster and Mr. Collins is 21 Custom House Street, Boston, Massachusetts, 02110.

(e) The address for Dimensional Fund Advisers is 1299 Ocean Avenue, Santa Monica, California 90401.

(f) Includes 700,000 shares of Common Stock issuable upon exercise of vested options.

(g) Includes 200,000 shares of Common Stock issuable upon exercise of vested options.

(h) Includes 100,000 shares of Common Stock issuable upon exercise of vested options.

(i) Includes 100,000 shares of Common Stock issuable upon exercise of vested options.

(j) Includes 350,000 shares of Common Stock issuable upon exercise of vested options.

(k) Includes 28,000 shares of Common Stock issuable upon exercise of vested options.

(l) Includes (i) 150,000 shares of Common Stock and a warrant to acquire 100,000 shares of Common Stock (which expires April 9, 2002, at a price of $9.90 per share) beneficially owned by Torch Energy Advisors Incorporated (the "Torch Shares") and (ii) 574,000 shares of Common Stock issuable upon exercise of vested options. Mr. Bryan disclaims beneficial ownership of the Torch Shares. Mr. Bryan is the Chief Executive Officer, and a holder of a 23% ownership interest on a fully diluted basis, of Torch Acquisition Company, Torch's parent corporation.

(m) Includes 20,000 shares of Common Stock issuable upon exercise of vested options. Mr. Goff owns a 1% general partner interest and a 47.5% limited partner interest in Goff Magnolia Partners, Ltd., which holds 547,668 shares of Common Stock. Mr. Goff shares voting and investment power with TJG Investments, Ltd. with respect to 311,550 shares and jointly with BOC Operating Corporation ("BOC") with respect to 26,457 shares. Mr. Goff is the President of BOC which is the general partner of BER Partnership L.P., which holds 15,782 shares. Mr. Goff has sole voting and investment power with respect to 806,435 shares.

(n) Includes 20,000 shares of Common Stock issuable upon exercise of vested options. According to a Schedule 13D filed by Encap Investments L.L.C., and certain of its affiliates on May 23, 2001, Mr. Phillips is not deemed to have beneficial ownership of any of the shares of Common Stock held by EnCap. Mr. Phillips is the Managing Director and principal of EnCap Investments, L.C. EnCap Investments L.C. is the general partner and investment advisor to: EnCap Energy Capital Fund III, L.P., EnCap Energy Capital Fund III-B.L.P., BOCP Partners, L.P., Energy Capital Investment Co., PLC, and EnCap Equity 1994, L.P. See note (c) above.

(o) Includes 20,000 shares of Common Stock issuable upon exercise of vested options.

(p) Includes 1,538,000 shares of Common Stock issuable upon exercise of vested options and options that such persons have the right to exercise within 60 days.

                                    PROPOSAL
                              ELECTION OF DIRECTORS

NOMINEES

         Each incumbent director identified in the table below is a nominee for election as director of the Company. The term of office for which the following persons are nominated will expire at the time of the 2003 Annual Meeting of Stockholders of the Company or when their respective successors shall have been elected and qualified. It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of the seven nominees named below unless otherwise indicated thereon. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the person or persons acting under the proxies will vote for the election in his stead of such other person as the Board of Directors may recommend. The nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the Board of Directors, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting. See "Stockholder Proposals."

         The individuals named as proxies will vote the enclosed proxy for the election of all nominees, unless directed to withhold the votes. Although the Company knows of no reason for this, if any nominee becomes unable to serve as a director before the Annual Meeting, the persons named as proxies have the discretionary authority to vote for substitute nominees proposed by the Board of Directors.

         The Board of Directors recommends a vote "FOR" each of the nominees listed.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides information with respect to the directors and nominees for director and present executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

        NAME              AGE               POSITION WITH THE COMPANY
        ----              ---               -------------------------

Douglas G. Manner          46     Chairman of the Board and Chief Executive Officer
Jonathan M. Clarkson       52     President, Chief Financial Officer and Director
Daniel P. Foley            47     Senior Vice President-Corporate Finance
Joseph G. Nicknish         40     Senior Vice President-Operations and Exploitation
Kent A. Williamson         46     Senior Vice President-Planning and Exploration
Judy Ley Allen             62     Director
J. P. Bryan                62     Director
Tim J. Goff                43     Director
D. Martin Phillips         47     Director
Robert R. Rooney           45     Director

         Mr. Douglas G. Manner is the Company's Chairman of the Board and Chief Executive Officer. He was the Company's President and Chief Executive Officer between May 2000 and May 2001. He was appointed Chairman of the Board on December 6, 2000. Prior to that, he was responsible for international operations at Gulf Canada Resources Limited, an independent exploration and production company, as Vice President and Chief Operating Officer. He began his career as an Operations Reservoir Engineer at Amoco Production Company, later becoming District Manager. Mr. Manner joined Ryder Scott Petroleum Engineers, an international independent reserve engineering firm, as a Consulting Reservoir Engineer in 1981, and rose through the ranks of the company. In 1995, as Senior Vice President, he opened and established Ryder Scott's branch office in Calgary, Canada. Mr. Manner holds a Bachelor of Science degree in Mechanical Engineering from Rice University.

         Mr. Jonathan M. Clarkson joined the Company as President, Chief Financial Officer and director in May 2001. Prior to joining the Company, he was President and Chief Operating Officer of Bargo Energy Company from September 1999 until May 2001. Mr. Clarkson has over 25 years of oil and gas industry experience. Prior to joining Bargo, Mr. Clarkson was the Executive Vice President and Chief Financial Officer of Ocean Energy, Inc., a large independent exploration and production company. He had served as Senior Vice President and Chief Financial Officer since October 1989, and from May 1987 to September 1989 Mr. Clarkson was Ocean's Vice President and Treasurer. Prior to joining Ocean, Mr. Clarkson served as Senior Vice President of InterFirst Bank, Dallas, managing commercial lending functions in the Energy and U.S. Corporate Divisions. Mr. Clarkson received a bachelor of science in economics from Southern Methodist University and a master of management degree (M.B.A.) in finance and accounting from the J.L. Kellogg Graduate School of Management-Northwestern University.

         Mr. Kent A. Williamson joined the Company as Senior Vice President-Planning and Exploration in January 2001. Mr. Williamson has been a petroleum engineer since 1977 and comes to the Company after a 19 year career with Ryder Scott Company, where upon his resignation he held the position of Director and Executive Vice President of Engineering. Prior to joining Ryder Scott Company in 1981, he was a reservoir engineer at Exxon Production Research Company. Mr. Williamson holds a B.S. degree and an M.S. degree in chemical engineering from Rice University.

         Mr. Daniel P. Foley joined the Company as its Senior Vice President-Corporate Finance in February 2001. Prior to joining the Company, Mr. Foley served as Director-Global Energy Corporate Finance at Arthur Andersen LLP, since September 1998, where he provided financial advisory services to clients regarding corporate mergers and acquisitions, property sales, restructurings, and equity placements. From September 1987 to July 1998, Mr. Foley was employed at Ocean Energy, Inc., an independent exploration and production company, and a predecessor of Ocean Energy, United Meridian Corp. At those companies Mr. Foley served in a number of capacities, including Vice President and Group Manager-Capital and Planning at United Meridian and ending as Vice President-International Finance at Ocean Energy, Inc. Mr. Foley holds a B.S. and an M.S. in civil engineering from Rice University and an M.B.A. from the University of Pennsylvania-The Wharton School.

         Mr. Joseph G. Nicknish joined the Company as Senior Vice President-Operations and Exploitation in May 2001. He was Vice President of Engineering for Bargo Energy Company and its affiliates from December 1998 until May 2001. From March 1995 to December 1998, he was employed in various capacities with private companies formed by Mr. Goff and engaged in oil and gas exploration and production. Prior to that he was Vice President of Operations for Sue-Ann Oil and Gas in Victoria, Texas and a petroleum engineer for Cameron Engineering, Inc. in Houston, Texas. Mr. Nicknish holds a B.S. in Petroleum Engineering from Texas A & M University.

         Ms. Judy Ley Allen has been a director of the Company since January 5, 2000. She has been a Co-Manager and Partner of The Fairways at Pole Creek Development, L.L.C., which is engaged in the development of a 27-hole residential golf course community in Winter Park, Colorado, since 1996. In addition, she has been an Asset Manager for Allen Investments with significant investments in oil and gas, real estate, timberland and stocks and bonds since 1977. Ms. Allen currently serves as a board member of the Federal Reserve Bank of Dallas and is on the Advisory Board of Governors for Rice University. Ms. Allen is involved in many civic activities including the Houston Ballet Foundation Board and the Houston Museum of Natural Science, where she serves as a Finance Committee member. Ms. Allen received her B.A. from Stanford University and an M.B.A. from Harvard Business School.

         Mr. J. P. Bryan is Senior Managing Director of Torch Energy Advisors Incorporated which provides accounting and operational outsourcing services to the oil and gas businesses. He was the Company's Chief Executive Officer and President between August 2, 1999 and May 15, 2000 and was Chairman of the Board from August 2, 1999 to December 6, 2000. He has served as a director of the Company since June 2, 1997. Mr. Bryan was the Company's Chairman of the Board from August 1987 to June 1997, and Chief Executive Officer from June 1994 to January 1995 and from August 1987 to March 1988. From January 1995 to February 1998, Mr. Bryan was Chief Executive Officer of Gulf Canada Resources Limited. He was Chairman of the Board of Nuevo Energy Company, an independent oil and gas company, from March 1990 to December 1997, and was Chief Executive Officer of Nuevo from March 1990 to January 1995. Mr. Bryan was also Chairman of the Board and Chief Executive Officer of Torch and its predecessor from January 1985 to May 1997 and, since October 1998, has served as the Senior Managing Director of Torch Energy Advisors Incorporated. Mr. Bryan is also a member of the board of directors of AutoNation, Inc., a seller of new and used automobiles.

         Mr. Tim J. Goff joined the Board of Directors in May 2001. Prior to joining the Company, he served as Chairman of the Board of Directors of Bargo Energy Company from August 1998 until May 2001 and served as President and Chief Executive Officer of Bargo Energy Company from December 1998 until September 1999 when Jonathan M. Clarkson joined Bargo as President and Chief Operating Officer. Mr. Goff has over 19 years of oil and gas industry experience. Prior to his present position with Bargo, Mr. Goff was Managing Principal and Chief Executive Officer of BEC Partnership, which was formed in 1993 to acquire oil and gas properties. In the five years he ran BEC Partnership, Mr. Goff acquired more than $100.0 million of oil and gas properties. Prior to forming BEC Partnership, Mr. Goff served as Vice President of Special Projects and Assistant to the Chairman of the Board and CEO of Torch Energy Advisors Incorporated. He holds a Bachelor of Business Administration Degree in Accounting from Central Arkansas University.

         Mr. D. Martin Phillips joined the Company as a director in May 2001. From August 1998 until May 2001, he had been a director of Bargo. Since November 1989, Mr. Phillips has been a Managing Director and principal of EnCap Investments L.L.C., which is a funds management and investment banking firm which focuses exclusively on the oil and gas industry. From 1978 until the time he joined EnCap, Mr. Phillips served in various capacities, ending as Senior Vice President in the Energy Banking Group of NCNB Texas National Bank in Dallas, Texas. He has over 20 years of experience in energy banking. Mr. Phillips also serves as a Director of Breitburn Energy Company LLC and 3TEC Energy Corporation and is past president and on the board of the Houston Producers' Forum. Mr. Phillips holds B.S. and M.B.A. degrees from Louisiana State University and has done post graduate work at the Stonier Graduate School of Banking at Rutgers University.

         Mr. Rooney joined the Company as a director in December 2001. He is a partner in the energy and natural resources group at Bennett Jones LLP, a Canadian-based law firm internationally recognized as an authority on energy law. He is also a leader of the firm's international practice group. During a career spanning 18 years, Mr. Rooney has served as counsel in transaction structuring, joint ventures, financings, mergers and acquisitions and corporate reorganizations, with a focus on Canadian and international energy transactions and projects. Mr. Rooney earned a bachelor's degree in law from the University of Western Ontario in 1983. He is a member of the Calgary Bar Association, the Law Society of Alberta, the Canadian Bar Association, the Canadian Petroleum Law Foundation, the Association of Internal Petroleum Negotiators and the Rocky Mountain Mineral Law Foundation. He is a director of a number of private and public corporations.

         All officers and directors (including the nominees) of the Company are United States citizens, except Robert R. Rooney, who is a citizen of Canada.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table details annual and long-term compensation paid during the periods indicated to persons described below:

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                   ANNUAL COMPENSATION                     -----------------------
                                ------------------------------------------------------     NUMBER
          NAME AND              FISCAL                                   OTHER ANNUAL         OF        ALL OTHER
     PRINCIPAL POSITION          YEAR         SALARY      BONUS(6)     COMPENSATION(1)     OPTIONS    COMPENSATION
     ------------------         ------        ------      --------     ---------------     -------    ------------

Douglas G. Manner(2)             2001        381,250       95,000           --             300,000         --
   Chairman of the Board and     2000        218,750      240,000           --             500,000         --
   Chief Executive Officer
Jonathan M. Clarkson(2)          2001        203,125      100,000           --             300,000         --
   President and Chief
   Financial Officer
Daniel P. Foley(3)               2001        204,712       70,000           --             150,000         --
   Senior Vice
   President-Corporate Finance
Joseph G. Nicknish(4)            2001        156,250       50,000           --             150,000         --
   Senior Vice
   President-Operations and
   Exploitation
Kent A. Williamson(5)            2001        223,250      125,000           --             350,000         --
   Senior Vice
   President-Planning and
   Exploration

----------

(1) None of the named executive officers received perquisites or other personal benefits, securities or property, the aggregate annual amount of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive.

(2) Mr. Manner was appointed Chief Executive Officer and President on May 15, 2000 and Chairman of the Board on December 6, 2000. On May 16, 2001, Mr. Clarkson was appointed President and Chief Financial Officer, replacing Mr. Manner as President.

(3) Mr. Foley was appointed Senior Vice President-Corporate Finance on February 7, 2001.

(4) Mr. Nicknish was appointed Senior Vice President-Operations and Exploitation on May 16, 2001.

(5) Mr. Williamson was appointed Senior Vice President-Planning and Exploration on January 15, 2001.

(6)  Bonuses earned in 2001 were paid in 2002.

EXECUTIVE EMPLOYMENT CONTRACTS

         On May 15, 2000, the Company entered into a three-year employment agreement with Douglas G. Manner to serve as the Company's President and Chief Executive Officer. The agreement was amended in May 2001. As amended, the agreement provides for a base salary of $400,000 per year, subject to increase by the Compensation Committee. Mr. Manner is also entitled to a discretionary bonus based upon performance as determined by the Compensation Committee. Mr. Manner's agreement may be terminated by either party. If, during the term of the agreement, Mr. Manner's employment is terminated by the Company for reasons other than "cause" or by Mr. Manner for "good reason," the Company is obligated to pay Mr. Manner a severance payment equal to the sum of (i) three times the amount of his highest annual salary paid during the last two years immediately preceding the date of termination and (ii) three times the highest annual bonus ever paid to Mr. Manner during the term of his employment with the Company. "Cause" is generally defined in the agreement as the failure of Mr. Manner to render services to the Company as provided in the agreement or the commission of fraud or other specified illegal acts. "Good Reason" is defined as a material change in position or duties, a reduction in salary or other benefits, a required relocation or a material breach of the agreement by the Company. Subsequently, in April 2002, Mr. Manner's employment agreement was amended to decrease Mr. Manner's salary to $320,000 per year from April 1, 2002 through December 31, 2002.

         In May 2001, the Company entered into a three year employment agreement with Jonathan M. Clarkson as its President and Chief Financial Officer. The agreement provided for a base salary of $325,000 per year, subject to increase by the Compensation Committee. Mr. Clarkson also is entitled to a discretionary bonus based upon performance as determined by the Compensation Committee. Mr. Clarkson's employment agreement has termination provisions identical to Mr. Manner's agreement except the provision regarding the highest bonus ever paid to Mr. Clarkson includes the term of his employment with Bargo Energy Company. Subsequently, in April 2002, Mr. Clarkson's employment agreement was amended to decrease Mr. Clarkson's salary to $260,000 per year from April 1, 2002 through December 31, 2002.

         In May 2001, the Company entered into a three-year employment agreement with Daniel P. Foley as the Company's Senior Vice President-Corporate Finance. The agreement provides for a base salary of $250,000 per year, subject to increase by the Compensation Committee. Mr. Foley is also entitled to a discretionary bonus if approved by the Compensation Committee. Mr. Foley's agreement may be terminated by either party. If the agreement is terminated by the Company for reasons other than cause or if Mr. Foley terminates the agreement for good reason following a change of control, the Company is obligated to pay Mr. Foley a severance payment equal to two times his highest annual salary over the last two years and two times the highest annual bonus paid to him during such two-year period. Subsequently, in April 2002, Mr. Foley's employment agreement was amended to decrease Mr. Foley's salary to $200,000 per year from April 1, 2002 through December 31, 2002.

         In May 2001, the Company entered into a three-year employment agreement with Joseph G. Nicknish as the Company's Senior Vice President-Operations and Exploitation. The agreement provides for a base salary of $250,000 per year, subject to increase by the Compensation Committee. Mr. Nicknish also is entitled to a discretionary bonus if approved by the Compensation Committee. Mr. Nicknish's employment agreement has termination provisions identical to Mr. Foley's agreement. Subsequently, in April 2002, Mr. Nicknish's employment agreement was amended to decrease Mr. Nicknish's salary to $200,000 per year from April 1, 2002 through December 31, 2002.

         In January 2001, the Company entered into a three-year employment agreement with Kent A. Williamson as the Company's Senior Vice President-Planning and Exploration. This agreement was amended in May 2001. As amended, Mr. Williamson serves as the Company's Senior Vice President-Planning and Exploration. The amended agreement provides for a base salary of $250,000 per year, subject to increase by the Compensation Committee. Mr. Williamson is also entitled to a discretionary bonus if approved by the Compensation Committee.

         Mr. Williamson's agreement may be terminated by either party. If the agreement is terminated by the Company for reasons other than cause or if Mr. Williamson terminates the agreement for good reason following a change of control, the Company is obligated to pay Mr. Williamson a severance payment equal to two times his highest annual salary over the last two years and two times the highest annual bonus paid to him during such two-year period. Subsequently, in April 2002, Mr. Williamson's employment agreement was amended to decrease Mr. Williamson's salary to $200,000 per year from April 1, 2002 through December 31, 2002.

OPTION GRANTS IN LAST YEAR

         The following table sets forth certain information concerning grants of options to purchase Common Stock made during the last year to the executive officers named in the Summary Compensation Table.

                           NUMBER OF     % OF TOTAL
                          SECURITIES       OPTIONS                                       GRANT
                          UNDERLYING     GRANTED TO      PER SHARE                        DATE
                            OPTIONS       EMPLOYEES       EXERCISE     EXPIRATION       PRESENT
        NAME                GRANTED      DURING YEAR      PRICE(1)        DATE          VALUE(2)
        ----              ----------     -----------     ---------     ----------       --------

Douglas G. Manner           300,000            15%          $8.80           5/15/11     $932,400
Jonathan M. Clarkson        300,000            15%          $8.80           5/15/11     $932,400
Daniel P. Foley             150,000             8%          $8.80           5/15/11     $466,200
Joseph G. Nicknish          150,000             8%          $8.80           5/15/11     $466,200
Kent A. Williamson          200,000            10%          $6.57           1/15/11     $664,954
Kent A. Williamson          150,000             8%          $8.80           5/15/11     $466,200

-----------

(1) The exercise price is the average of high and low price of the common stock on the date of grant.

(2) In accordance with the rules of the SEC, this column illustrates one measure of value for the respective options over a ten-year period using the Black-Scholes option pricing model. This valuation model is hypothetical; the actual amount that will be received by a holder of an option will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised. If the market price does not increase above the exercise price, compensation to the grantee will be zero. The Black-Scholes option pricing model is a mathematical formula used for estimating option values that incorporates various assumptions. The Grant Date Present Value set out in the column above is based on the following assumptions: (a) a ten-year option term; (b) 69% expected future annual stock volatility for the options; (c) a risk-free rate of return of 5.3% for the options granted; and (d) no expected dividend yield. The above model does not include any reduction in value for non-transferability, forfeiture or vesting of options.

AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR END OPTION VALUES

         The following table sets forth certain information concerning the exercise during the last year of options to purchase Common Stock by the executive officers named in the Summary Compensation Table and the number and value of unexercised options to purchase Common Stock held by such individuals at December 31, 2001. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the December 31, 2001 price of the Common Stock. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of Common Stock at the time the stock option is exercised. There is no assurance that the values of unexercised, "in-the-money" stock options reflected in this table will be realized.

                                                                 UNEXERCISED OPTIONS AT DECEMBER 31, 2001
                                                      --------------------------------------------------------------
                           NUMBER OF                           NUMBER OF                        VALUE OF
                            SHARES                        UNDERLYING SECURITIES            IN-THE-MONEY OPTIONS
                            ACQUIRED       VALUE      -----------------------------    -----------------------------
      NAME                ON EXERCISE    REALIZED     EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
      ----                -----------    --------     -----------     -------------    -----------     -------------

Douglas G. Manner             --            --           600,000         200,000           --               --
Jonathan M. Clarkson          --            --           100,000         200,000           --               --
Daniel P. Foley               --            --            50,000         100,000           --               --
Joseph G. Nicknish            --            --            50,000         100,000           --               --
Kent A. Williamson            --            --           250,000         100,000           --               --

LONG-TERM INCENTIVE PLAN AWARDS IN LAST YEAR

         At this time, the Company does not have a long-term incentive plan for its employees, other than the 1994 Stock Incentive Plan ("1994 Plan") and the 1996 Stock Incentive Plan ("1996 Plan").

1994 PLAN

         In 1994, the Board of Directors adopted and stockholders approved the 1994 Plan. The Company has reserved 825,000 shares of Common Stock under the 1994 Plan. The Company has issued options to purchase an aggregate of 750,167 shares of Common Stock under the 1994 Plan.

         The 1994 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards are granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1994 Plan. The option price per share of Common Stock deliverable upon the exercise of a stock option is 100% of the fair market value of a share of Common Stock on the date the stock option is granted.

         Directors, officers and key employees of the Company and officers and key employees of Torch who rendered services to the Company under the Administrative Services Agreement between the Company and Torch dated January 1, 1994 and under the Master Service Agreement dated October 1, 1999 are eligible to receive stock options or performance shares under the 1994 Plan.

1996 PLAN

         In 1996, the Board of Directors adopted and the stockholders approved the 1996 Plan. The Company initially reserved 500,000 shares of Common Stock under the 1996 Plan. Amendments to the 1996 Plan have increased the member of shares reserved for issuance under the 1996 Plan to 3.9 million.

         The 1996 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards are granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the 1996 Plan. Additionally, members of the Board of Directors who are not employed by the Company receive annual automatic grants of stock options. As of the Record Date, options to purchase 3,631,500 shares of Common Stock were outstanding. Uninvested options are subject to forfeiture upon certain termination of employment events.

         INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

         The Company has a Compensation Committee comprised of Mr. Goff who is Chairman and Mr. Rooney and Ms. Allen (the "Compensation Committee"). The function of the Compensation Committee is to administer the 1994 Plan and the 1996 Plan, to establish the compensation of the Company's Chief Executive Officer and to review the compensation of the other officers of the Company. The Compensation Committee met four times during the last year.

         The Company has an Audit Committee composed of Mr. Phillips who is Chairman and Mr. Rooney and Ms. Allen (the "Audit Committee") each of whom is an independent director. The primary function of the Audit Committee is to review the annual audit of the Company's financial statements with the Company's independent accountants. In addition, the Audit Committee approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of the Company's procedures for internal auditing, the adequacy of the Company's system of internal accounting controls, and the Company's disclosure policies and procedures. The Audit Committee met four times during the last year.

         The Board of Directors met formally four times during the last year. During the last year, all directors attended at least 75% of the total number of meetings of the Board of Directors, and each committee member attended at least 75% of the total number of meetings held by all committees on which he served.

         The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

         Directors who were neither officers nor employees receive an annual fee of $20,000, and directors who were neither officers nor employees and who chair a committee received an additional $7,500 per annum. Each non-employee director was granted an option to purchase 20,000 shares of Common Stock in May 2001. Additionally, beginning in 2002, each director who is neither an officer nor employee will automatically be granted options to purchase 5,000 shares of Common Stock immediately after the Annual Meeting. The options will have an average price equal to the closing price on the date of grant and will have a term of 10 years.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for establishing policies concerning the compensation of the Company's executive officers. The report of the Compensation Committee describing the Company's compensation philosophy and objectives is presented below.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee administers the Company's executive compensation program. The Compensation Committee's duties include evaluating the compensation levels of management, considering management succession and administering the Company's 1994 Plan and 1996 Plan. Upon determination of the compensation levels for the Company's highest paid officers, the factors used to determine these levels are presented to the entire Board of Directors for review.

         Compensation Philosophy. The purpose of the Company's executive compensation policy is to attract and retain executives with the ability to lead the Company in achieving its business objectives and strategies in a highly competitive industry. The compensation policy focuses on rewarding executives for outstanding performance in a manner that aligns the interests of the Company's executives with stockholders. To achieve these goals, the Company's compensation policy consists of three basic elements:

     o   base compensation,

     o   bonus compensation, and

     o   stock-based compensation.

         In general, the Compensation Committee relies on the guidelines detailed in the Annual and Long-Term Incentive Plan adopted by the Compensation Committee in 1997 in choosing the performance measures and targets used to determine each of these three elements of compensation. Although the Compensation Committee places primary emphasis on the achievement of performance goals, the Compensation Committee recognizes that services of outstanding value can be rendered by individual officers in periods of financial or operating stringency and will evaluate performance under prevailing business conditions as well.

         The Company has entered into employment agreements with its executive officers. The Compensation Committee believes these agreements, which base a substantial portion of each officer's annual compensation on the performance of the Company and the particular contribution of each officer, will further encourage retention and achievement of the Company's business objectives. See "Executive Compensation--Executive Employment Contracts" above for a description of the Company's employment agreements with executive officers.

         The Compensation Committee does not intend to award levels of compensation that would result in a limitation on the deductibility of any portion of an officer's compensation for federal income tax purposes pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended. However, if the Compensation Committee determines that granting compensation that is not deductible is consistent with the strategic goals of the Company and is in the best interests of the Company, the Compensation Committee may award such compensation.

         Base Compensation. The Company structures its overall compensation program to match pay with performance. However, with respect to setting salaries, the Compensation Committee believes that there is a necessary degree of subjectivity and does not follow specific objective performance criteria. In setting executive salaries, the Compensation Committee reviews the base salaries paid to officers in similar positions among energy companies of similar size, complexity and activity. With respect to each executive, the Compensation Committee considers past performance, contribution to the Company's past performance, level of responsibility, experience, seniority, internal equities within the Company and general economic and industry conditions. The Compensation Committee reviews each executive officer's salary annually and in connection with promotions and significant changes in responsibilities.

         During 2001, Mr. Manner served as Chief Executive Officer and received the compensation fixed in his employment agreement.

         Bonus Compensation. The Compensation Committee views bonus compensation as creating an added incentive for executive officers and other employees to achieve specific annual targets and goals. Bonus compensation is based on targets and goals intended to reward executive officers and other employees whenever stockholder interests are advanced. The Compensation Committee takes numerous factors into account when awarding bonus compensation. These factors include those set forth under "Base Compensation." Stock price is not a specific criteria for determining bonus compensation because numerous factors outside of the control of management affect stock price. The primary performance goals used to set bonus compensation are reductions in costs and improvements in cash flow, EBITDA and reserves.

         Stock-Based Compensation. Stock options serve as the most direct means of aligning the interests of the Company's officers with stockholders. The Compensation Committee grants stock options to executive officers based on the subjective evaluation of the executive's ability to influence the Company's long-term performance and to reward outstanding past performance.

         In determining the amount and timing of stock options to be granted, the Compensation Committee considers the factors set forth under "Base Compensation" as well as the number of outstanding options held by each executive and the size of previous grants. The Compensation Committee also reviews the stock awards granted to each executive's counterparts in the industry.

         Taking into account the above factors, in May 2001, subsequent to the Bargo merger, the Compensation Committee granted additional stock option awards to the Company's employees, including the Executive Officers. Also, the Compensation Committee awarded stock options to Kent A. Williamson upon appointment to his current position and in order to maintain a competitive compensation package and to reward and encourage his efforts to benefit the Company's long term performance. These grants are also intended to promote the acquisition of a meaningful equity stake in the Company by its executive officers.

                                                Tim J. Goff
                                                Robert R. Rooney
                                                Judy Ley Allen

                             AUDIT COMMITTEE REPORT

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the following:

    o    corporate accounting;

    o    reporting practices;

    o    financial reports;

    o    systems of internal control; and

    o    financial management.

The Audit Committee met with KPMG LLP to discuss the following:

    o new FASB Statement No. 133 concerning derivatives, and FASB Statement Nos. 141 and 142 concerning purchase accounting and goodwill;

    o    new FASB Interpretation No. 44, relating to stock compensation;

    o pronouncement EITF 98-11, relating to the purchase of an oil and gas company and the potential for goodwill to be recognized and subsequently amortized; and

    o matters required by Independence Standards Board Standard No. 1, relating to the relationship between the Company and KPMG LLP which might bear on the auditor's independence.

         In connection with the completion of the audit for the year ended December 31, 2001, the Audit Committee met with KPMG LLP to discuss the matters required to be discussed by Statement on Auditing Standards No. 61. As a result of these discussions and the Audit Committee's review of the audited financial statements, the Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Commission.

         In 2001, KPMG LLP provided services in the following categories and amounts:

                  Audit Fees                                  $ 186,000
                  Tax Preparation and Consulting              $ 166,000
                  Review of Form S-4 filed during 2001        $ 448,000
                  Review of Form S-3 filed during 2001        $ 236,000
                  All Other Non-Audit Fees                    $  50,000

         The Audit Committee has determined that the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.


                                                    D. Martin Phillips
                                                    Robert R. Rooney
                                                    Judy Ley Allen

                        TRANSACTIONS WITH RELATED PERSONS

                     RELATIONSHIP WITH TORCH AND AFFILIATES

Master Service Agreement

         As of December 31, 2001, the Company is party to a Master Service Agreement dated October 1, 1999, ("Master Service Agreement") and four specific contracts ("Contracts") under which Torch Energy Advisors Incorporated ("Torch") administers certain activities of the Company including oil and gas marketing, operation of oil and gas properties, accounting, risk management, legal and information technology. Previously, the Company was party to six contracts with Torch, but the Land Service Agreement was terminated in early 2001 when the Company brought such function in-house and the Midstream Asset Management Agreement was terminated upon the sale of the gas plant in the fourth quarter of 2001. Neither of these two contract terminations resulted in a termination fee. The Master Service Agreement may be terminated by the Company upon 90 days prior notice, subject to a fee based on the remaining terms of the contracts. The remaining contracts have terms ranging from six months to one year. Neither the Master Service Agreement nor the Contracts may be terminated by Torch prior to expiration of their initial terms.

         Since the merger of Bargo Energy Company in May 2001 all of the agreements with Torch were renegotiated except the Corporate Services Agreement. The current contracts have fixed and variable annual fees ranging from $0.4 million to $4.9 million. For the period ended December 31, 2001 related fees paid to Torch amounted to $5.5 million. Subsequent to December 31, 2001, the Company brought additional functions in-house further reducing the largest agreement with Torch by $0.3 million annually.

         At the end of 2001 the Company gave notice to Torch that the Company would be terminating the Corporate Services Agreement effective April 2002 and will bring such services in-house. A termination fee stipulated by the terms of the contract of $620,000 has been recognized as part of the general and administrative expense in the Statement of Operations for the year ended December 31, 2001.

         In April 1997, Torch was issued 150,000 shares of the Company's common stock and a warrant, expiring in April 2002, to purchase 100,000 shares at $9.90 per share for advisory services rendered in connection with an acquisition.

         The Company has agreed to indemnify Torch and its affiliates for liabilities incurred by Torch or its affiliates for actions taken under the Master Service Agreement and Torch contracts, other than acts of fraud, willful misconduct or gross negligence of Torch or its affiliates or any of their employees.

Other Relationships with Torch

         Torch began operating the Snyder Gas Plant in December 1993 pursuant to an operating agreement with the Company and other interest owners in the Snyder Gas Plant. The amount paid to Torch in connection with such operations during the year ended December 31, 2001 was $74,000.

         Costs of evaluating potential property acquisitions and due diligence conducted in conjunction with acquisitions are incurred by Torch at the Company's request. The Company was charged $685,000 for such costs in the year ended December 31, 2001.

         A subsidiary of Torch markets oil and natural gas production from certain oil and gas properties in which the Company owns an interest. Such charges were $417,000 in the year ended December 31, 2001.

Ownership of Torch

         J.P. Bryan, a director of the Company, is the Senior Managing Director of Torch and owns common stock of Torch representing 23% of the shares of Torch on a fully diluted basis. Roland Sledge, the Company's general counsel, is also a Managing Director of Torch and owns 5% of the shares of Torch on a fully diluted basis.

Mining Ventures

         During the fiscal year 1992, the Company acquired an average of 24.4% interest in three mining ventures (the "Mining Venture") from an unaffiliated person for $128,500. At the time of such acquisition, Mr. Bryan, his brother, Shelby Bryan, and Robert L. Gerry III, a director of Nuevo Energy Company (the "Affiliates Group"), owned an average 21.5% interest in the Mining Venture. The Company's interest in the Mining Venture increased to 32.5% during 1998 as it pays costs of the venture while the interest of the Affiliated Group decreased. On December 31, 1998, the Company impaired the value of the assets by $465,000, included in the Impairment Expense line of the Statement of Operations, leaving a $10,000 investment. The impairment was taken because the Company believed the venture did not have value above $10,000, without further investments that it did not anticipate would occur. In 1999, the Company invested $273,000 in the Mining Venture, based upon a third party assay showing economically mineable grades of several precious minerals, bringing its recorded investment to $283,000 as of December 31, 1999. During 2000, the Company invested $446,000 in the Mining Venture, bringing its recorded investment to $729,000 as of December 31, 2000. In 2001, the $729,000 accumulated costs, plus $185,000 in core assay and evaluation costs incurred throughout the year were expensed on the Mining Costs line of the Statement of Operations.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all
Section 16(a) forms they filed with the Commission.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company's officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended December 31, 2001.

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) to the cumulative total return on the NASDAQ Market Index ("Broad Market") and the cumulative total return on the Dow Jones Secondary Oil Index ("Industry Index") for the period of five and one-half years commencing June 30, 1996 and ending December 31, 2001.

                               [PERFORMANCE GRAPH]


                                1996       1997       1998       1999       2000       2001
                                ----       ----       ----       ----       ----       ----

MISSION RESOURCES CORP         100.00     139.68      62.70      61.11     107.94      44.44
PEER GROUP INDEX               100.00     124.03     130.39     156.00     162.48     152.52
NASDAQ MARKET INDEX            100.00     122.32     172.52     304.29     191.25     152.46

                              STOCKHOLDER PROPOSALS

         Pursuant to various rules promulgated by the Commission, any proposals of holders of Common Stock intended to be presented to the Annual Meeting of stockholders of the Company to be held in 2002 must have been received by the Company, addressed to Jeanne A. Buchanan, Vice President - Investor Relations, 1331 Lamar, Suite 1455, Houston, Texas 77010-3039, no later than December 19, 2001 to be included in the Company's proxy statement and form of proxy relating to that meeting.

         In addition to the Commission rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before the Company's annual meeting by a stockholder, the stockholder must have given timely notice in writing of the business to be brought before the meeting. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 1331 Lamar, Suite 1455, Houston, Texas 77010-3039, on or before December 18, 2002. A stockholder's notice to the Secretary of the Company must contain certain information specified in the Company's bylaws.

         Nominations of persons for election to the Board of Directors may be made by a stockholder at a meeting of stockholders only pursuant to timely notice in writing to the Company's corporate secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive officers, 1331 Lamar, Suite 1455, Houston, Texas 77010-3039(i) with respect to an election to be held at the annual meeting of stockholders of the Company, on or before 90 days before the annual meeting, and
(ii) with respect to an election to be held at an annual meeting of stockholders of the Company for the election of directors, not later the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the corporate secretary must contain certain information specified in the Company's bylaws.

                                  OTHER MATTERS

         Certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, telecopy, fax, telegram or personal interview. Such persons will receive no additional compensation for such services. The cost of soliciting proxies, including the cost of preparing and mailing this Proxy Statement and the expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company.

         The Board of Directors has no information that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters should properly come before the meeting, the accompanying proxy confers discretionary authority on the persons named therein to vote thereon in accordance with the recommendations of the Board of Directors.

[MISSION RESOURCES LOGO]            VOTE BY MAIL
                                    Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mission
                                    Resources Corporation, c/o ADP, 51 Mercedes
                                    Way, Edgewood, NY 11717.







TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:              MISSION                  KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MISSION RESOURCES CORPORATION

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

1. Election of Directors                FOR     WITHHOLD    FOR ALL       TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR ALL EXCEPT"
                                        ALL        ALL       EXCEPT       AND WRITE THE NOMINEE'S NAME ON THE LINE BELOW.
   Nominees:
   01) Judy Ley Allen                   [ ]        [ ]        [ ]
   02) J.P. Bryan                                                         --------------------------------------------------------
   03) Jonathan M. Clarkson
   04) Tim J. Goff
   05) Douglas G. Manner
   06) D. Martin Phillips
   07) Robert R. Rooney

2. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come before
   the meeting or any adjournments thereof.


Please check box if you plan to attend
the Annual Meeting on May 21, 2002.   [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE
PROXY CARD PROMPTLY IN THE STAMPED,
PRE-ADDRESSED ENVELOPE ENCLOSED.

NOTE: Please sign exactly as name
appears hereon. Joint owners should
each sign. When signing as executor,
administrator, trustee or guardian,
please give your full title as such.


----------------------------------   ----               ----------------------------------   ----
Signature (PLEASE SIGN WITHIN BOX)   Date               Signature (Joint Owners)             Date

--------------------------------------------------------------------------------


                                      PROXY

                          MISSION RESOURCES CORPORATION
                1331 LAMAR, SUITE 145, HOUSTON, TEXAS 77010-3039

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING ON MAY 21, 2002



     The undersigned hereby constitutes and appoints Douglas G. Manner and Jonathan M. Clarkson, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Mission Resources Corporation held of record by the undersigned on April 9, 2002 at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 1300 Lamar, Houston, Texas on May 21, 2002, and at any adjournments thereof, on all matters coming before said meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                        (continued on the reverse side)